SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 3, 2001
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 5. Other Events

     On December 3, 2001, Corixa Corporation announced that it had entered into a private equity line financing agreement with BNY Capital Markets, Inc, a registered broker dealer organized under the laws of New York and a wholly owned subsidiary of The Bank of New York Company, Inc. Subject to the terms and conditions of the private equity line financing agreement, Corixa may from time to time at its discretion sell up to an aggregate of $75 million of its common stock to BNY at a 2% discount to market prices.

     Shoreline Pacific, LLC acted as placement agent for the equity line transaction. In consideration for their services as placement agent, Corixa paid Shoreline a cash fee equal to $600,000, or 0.8% of the $75 million commitment made by BNY, and agreed to pay future fees equal to 1.2% of each draw down under the line. In addition to the cash fees, Corixa issued employees of Shoreline warrants to purchase an aggregate of 50,000 shares of its common stock at an exercise price of $15.49 per share and agreed to issue additional warrants to purchase an aggregate of 25,000 shares of its common stock on each of December 3, 2002 and December 3, 2003 at an exercise price equal to fair market value on each of those dates.

     Copies of the private equity line financing agreement and the registration rights agreement between Corixa and BNY are attached to this report as Exhibits 10.1 and 10.2, respectively. A copy of the form of warrant issued to employees of Shoreline is attached to this report as Exhibit 10.3. A copy of the press release relating to the announcement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Private Equity Line Financing Agreement dated as of December 3, 2001 between Corixa Corporation and BNY Capital Markets, Inc.

10.2	Registration Rights Agreement dated as of December 3, 2001 between Corixa Corporation and BNY Capital Markets, Inc.

10.3	Form of warrant issued by Corixa Corporation to employees of Shoreline Pacific, LLC on December 3, 2001

99.1	Corixa Corporation Press Release dated December 4, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: December 17, 2001	By:	/s/ Steven Gillis, Ph.D.

Steven Gillis, Ph.D. Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Private Equity Line Financing Agreement dated as of December 3, 2001 between Corixa Corporation and BNY Capital Markets, Inc.

10.2	Registration Rights Agreement dated as of December 3, 2001 between Corixa Corporation and BNY Capital Markets, Inc.

10.3	Form of warrant issued by Corixa Corporation to employees of Shoreline Pacific, LLC on December 3, 2001

99.1	Corixa Corporation Press Release dated December 4, 2001